FIRST AMENDMENT TO LEASE



         THIS FIRST AMENDMENT TO LEASE (the "Amendment"), dated as of February 12, 1998, is entered into by and between Stanford Ranch I, LLC, a Delaware limited liability company ("Landlord"), and Spectrian Corporation, a Delaware corporation ("Tenant"), and is made with reference to the following recitals of fact:

                                    RECITALS

         A. Landlord and Tenant entered into that certain Lease dated December 19, 1997 (the "Lease"), for certain office space commonly known as Suite 500 (referred to in the Lease as the "Premises" and referred to herein as the "Original Premises") in a building (the "Building") containing approximately 40,000 square feet to be constructed within Atherton Tech Center, Lot 10, Rocklin, California 95765 (the "Project"). The Lease includes the First Addendum to Lease dated December 19, 1997 (the "First Addendum").

         B. Tenant agrees to lease from Landlord additional space within the Building and otherwise modify the Lease on all of the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.       Lease of Additional Space.

                  (a) Additional Space. As of the Term Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space in the Building depicted on the Amended Exhibit "A" attached hereto and incorporated herein by this reference (the "Additional Space"), on all of the terms, provisions and conditions of the Lease as modified hereby. The Amended Exhibit "A" also depicts the Original Premises, and the Amended Exhibit "A" shall supersede and replace Exhibit "A" attached to the Lease. The Additional Space contains approximately 19,142 square feet, and such Additional Space and the Original Premises together constitute the entire Building. As of the Term Commencement Date, the term "Premises," as used in the Lease and this Amendment, shall be modified to mean the Original Premises and the Additional Space.

                  (b) Term for Additional Space. The Term of the Lease with respect to the Additional Space shall commence on the date on which the conditions set forth in Section 2B of the Lease have been satisfied as they relate to the Additional Space. The parties hereto anticipate that the Term of the Lease relating to the Additional Space will occur on the Term Commencement Date. As such, the provisions of this Amendment pertaining to the Additional Space reflect commencement of obligations thereto occurring on the Term Commencement Date. However, if the Tenant Improvements for the Additional Space are not substantially completed by the Term Commencement Date, then, notwithstanding anything contained herein to the contrary, the Term of the Lease as it relates to the Additional Space shall commence upon substantial completion of the Tenant Improvements for the Additional Space and delivery to Tenant of a copy of a temporary or permanent occupancy permit for the Additional Space (sometimes referred to herein as the "Additional Space Commencement Date"). The term "Tenant Improvements for the Additional Space" shall mean the improvements depicted on the Schematic Drawing prepared by Calpo/Hom/Macaulay/Dong, dated February 12, 1998, a copy of which is attached hereto as the Amended Exhibit "A" (sometimes also referred to herein as the "Schematic Drawing"). The Lease for the entire Premises (i.e., the Original Premises and the Additional Space) shall be coterminous, such that the Term of the Lease with respect to the Additional Space shall end on the expiration or earlier termination of the Term of the Lease with respect to the Original Premises, as it may be extended or renewed.

                  (c)  Base  Rent  for   Additional   Space.   As  of  the  Term
Commencement Date, the Base Rent for the Additional Space shall be as follows:

                           (i) The Base Rent for the first two (2) months  after
the Term Commencement Date shall be fully abated. For the period following the first two (2) months of the abated Base Rent through the next 9 months of the Term (the day after the last day of the last of such months is referred to herein as the "Additional Space Base Rent Increase Date"), subject to the provisions of Section 1(c)(iii) below, Base Rent for the Additional Space shall be $8,613.90 per month ($0.45 per square foot of the Additional Space per month) (it is understood that, if the Additional Space Commencement Date occurs after the Term Commencement Date, the first two months after the Additional Space Commencement Date shall be free of Base Rent for the Additional Space);

                           (ii) From the  Additional  Space  Base Rent  Increase
Date through the end of the Term, Base Rent for the Additional Space shall be $16,270.70 per month ($0.85 per square foot of the Additional Space per month) (sometimes referred to herein as the "Increased Base Rent for the Additional Space");

                           (iii) The  Additional  Space Base Rent  Increase Date
shall be lengthened or shortened to the extent the Construction Costs for the Additional Space are less or greater, respectively, than Landlord's Additional Construction Allowance (as defined in Section 1(g) below);

                           (iv) Base Rent for the  Additional  Space (i.e.,  the
initial Base Rent and the Increased Base Rent for the Additional Space) shall be added to the Base Rent for the Original Premises (as the Base Rent for the Original Premises may be increased to the extent the Tenant Improvement Allowance is greater than the Fixed Allowance, as provided in Section 5 of the First Addendum), and the combined Base Rent for the Additional Space and the Original Premises shall be the Base Rent for the entire Premises under the Lease;

                           (v) The  combined  Base Rent for the entire  Premises
shall be increased on the 19th, 37th and 54th months of the Term of the Lease (as calculated from the Term Commencement Date) by three and one-half percent (3-1/2%) of the then existing combined Base Rent (as it may have been previously increased). If the Increased Base Rent for the Additional Space is not effective on the 19th month of the Term, then the Increased Base Rent for the Additional Space shall be deemed to be effective for purposes of calculating the increase in Base Rent for the 19th month of the Term. If the Additional Space Commencement Date occurs more than sixty (60) days after the Term Commencement Date, then the three and one-half percent (3-1/2%) increases in Base Rent for the Additional Space shall be delayed by the number of days following the Term Commencement Date until the Additional Space Commencement Date; however, this delay shall not affect the occurrence of the three and one-half percent (3-1/2%) increases in Base Rent for the Original Premises as described above.

                  (d) Tenant's Proportionate Share. As of the Term Commencement Date, Tenant's Proportionate Share, as set forth in the Basic Lease Information of the Lease, shall be increased to 100%, since, as of the Term Commencement Date, Tenant shall be leasing the entire Building.

                  (e) Parking Density. As of the Term Commencement Date, the number of parking spaces available for use by Tenant shall be modified to be all of the parking spaces located on the Project.

                  (f) Tenant Improvements for Additional Space. Landlord shall alter and improve the Additional Space with the Tenant Improvements as depicted in the Schematic Drawing and in accordance with the terms and conditions of the Lease (including, without limitation, all attachments thereto); provided, however, that for purposes of determining the scope of the parties' obligations with respect to the Tenant Improvements for the Additional Space, the following shall apply:

                           (i) Landlord  shall act  reasonably and diligently in
the commencement and substantial completion of the Tenant Improvements for the Additional Space, and Tenant shall act reasonably and cooperatively with Landlord to enable the substantial completion of the Tenant Improvements for the Additional Space to occur at the earliest date practicable. The first sentence of Section 2.2 of the Work Letter attached as Exhibit "B" to the Lease (i.e., the Commencement Date shall occur by June 1, 1998) shall, subject to Section 35 of the Lease, be applicable to the Tenant Improvements for the Original Premises and the Additional Space. In no event, subject to Section 35 of the Lease, shall the Additional Space Commencement Date occur later than December 31, 1998.

                           (ii) The following  provisions of the Lease shall not
be applicable to the construction of the Tenant  Improvements for the Additional
Space: (i) the last sentence of Section 1 of the Work Letter and (ii) Section 5 of the First Addendum.

                           (iii)  References  in the Lease  (including,  without
limitation, the Work Letter) to the Tenant Improvements shall mean the Tenant Improvements for the Additional Space, and references to the Commencement Date shall mean the Term Commencement Date.

If Tenant wishes to make any changes to the Tenant Improvements for the Additional Space from those depicted on the Schematic Drawing, and such changes are approved in writing by Landlord (Landlord's approval shall not be unreasonably withheld, except that Landlord's approval may be withheld in Landlord's sole discretion as to any changes which materially diminish the construction costs of the Tenant Improvements for the Additional Space below $17.00 per square foot), then Tenant shall bear the entire cost of such changes (including, without limitation, all architectural fees and costs, permit fees and cost and all additional costs to construct and install the Tenant
Improvements for the Additional Space [including the 4% construction fee to Landlord] related to such changes), and the date of substantial completion of the Tenant Improvements for the Additional Space shall be deemed to have occurred on the date same would have occurred but for such changes. The costs of such changes that are to be borne by Tenant shall be paid by shortening the Additional Space Base Rent Increase Date as described in Section 1(g) below.

                  (g) Payment of Construction Costs. Landlord's construction allowance for the Tenant Improvements for the Additional Space shall be $339,210.00 ($17.67 per square foot of the Additional Space) ("Landlord's Additional Construction Allowance"), based upon construction costs of $______, plus a construction fee to Landlord of 4% of such costs pertaining to the Tenant Improvements for the Additional Space (which Tenant Improvements shall not include the Landlord's Work (Landlord's Work shall be all work for the Building that is not Tenant Improvements, whether such Tenant Improvements are to the Original Premises or the Additional Space], but shall include the architectural fees and costs of Calpo/Hom/Macaulay/Dong for the Project). It is intended that the monthly Base Rent shall not be increased if the increase in the construction costs is simply because construction costs for the Tenant Improvements for the Additional Space were higher than expected, and the monthly Base Rent shall not be decreased if there is a decrease in the construction costs simply because construction costs for the Tenant Improvements for the Additional Space were lower than expected. In the event the actual construction costs of the Tenant Improvements for the Additional Space exceeds or is less than Landlord's Additional Construction Allowance solely due to Tenant changes in the Tenant Improvements for the Additional Space, Landlord shall pay such actual construction costs; provided, however, that there shall be an adjustment in the occurrence of the Additional Space Base Rent Increase Date (either to lengthen or shorten the time period before which the Increased Base Rent for the Additional Space becomes effective and payable) as follows:

                           (i) If the actual  Construction  Costs for the Tenant
Improvements for the Additional Space are greater than Landlord's Additional Construction Allowance due solely to Tenant's changes, then the amount of such excess shall be paid by Tenant to Landlord in the form of a shortening of the time period before which the Additional Space Base Rent Increase Date occurs. For example, if such excess is $30,000.00, then the Additional Space Base Rent Increase Date shall occur sooner by four (4) months (and the $627.20 remainder shall be paid by Tenant to Landlord as additional Base Rent for the Additional Space in the month preceding the Additional Space Base Rent Increase Date).

                           (ii) Alternatively,  if the actual Construction Costs
for the Tenant Improvements for the Additional Space are less than Landlord's Additional Construction Allowance due solely to Tenant's changes, then the shortfall shall be recaptured by Tenant in the form of a lengthening of the time period before which the Additional Space Base Rent Increase Date occurs. For example, if the shortfall is $30,000.00, then the Additional Space Base Rent Increase Date shall occur later by four (4) months (and the $627.20 remainder shall be a credit against the Base Rent for the Additional Space in the month in which the Additional Space Base Rent Increase Date occurs).

                           (iii)   Notwithstanding   anything  to  the  contrary
contained in this Section 1(g), if as a result of Tenant changes in the Tenant Improvements for the Additional Space, the construction costs for the Tenant Improvements for the Additional Space exceed $406,001.82 ($21.21 per square foot of the Additional Space), then Tenant shall pay the excess costs to Landlord within ten (10) days after written request therefor from Landlord, and in any event prior to the date Landlord incurs such costs.

                  (h) Evidence of Insurance Coverage. On the Term Commencement Date, Tenant shall cause the insurance which Tenant is obligated to obtain under the Lease to be revised such that it shall also be applicable to and cover the Original Premises and the Additional Space, and Tenant shall deliver a Certificate of Insurance therefor to Landlord on the Term Commencement Date.

         2. Exercise of Right of First Refusal. The execution of this Amendment shall be considered as Tenant's exercise of its First Refusal Right contained in Paragraph 3 of the First Addendum. Therefore, said Paragraph 3 of the First Addendum is hereby deleted in its entirety and shall have no further force or effect. Furthermore, as a result of the exercise by Tenant of its First Refusal Right, same automatically terminated Tenant's Cancellation Option, and as such, Paragraph 4 of the First Addendum is also hereby deleted in its entirety and shall have no further force or effect.

         3. Tenant Estoppel Statement. Tenant hereby certifies and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant's knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord's default under the Lease. Tenant further acknowledges that the Lease has not been modified or amended in any way prior to the date of this Amendment.

         4. Defined Terms; Captions. All terms in this Amendment not otherwise defined herein shall have the same definitions as are provided therefor in the Lease. The captions used in this Amendment are for convenience of reference only and shall have no effect upon the interpretation of this Amendment.

         5. Authorization to Sign. Landlord and Tenant hereby warrant and represent to each other that the persons signing the Lease and this Amendment have the authority to sign such documents on behalf of such party and that such documents are binding upon such party in accordance with their terms. Upon request by either party hereto, the other party shall provide reasonable evidence of the authority of the signatories on its behalf to the Lease and this Amendment.

         6. Ratification of Lease. Except as expressly amended and modified herein, the Lease shall remain in full force and effect and, as hereby amended, is ratified and confirmed by the parties hereto. In the event of a conflict between the provisions of this Amendment and those of the Lease, the provisions of this Amendment shall control.

         7. Brokers. The provisions of Paragraph 36 of the Lease dealing with the brokerage commission payable to Cornish & Carey Commercial and the representation, warranty and indemnity by Tenant contained therein shall also be applicable to the lease of the Additional Space.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

"LANDLORD"                                    "TENANT"

STANFORD RANCH I, LLC,                        SPECTRIAN CORPORATION,
a Delaware limited liability company          a Delaware corporation


By: ______________________________            By: ______________________________

    Name:_________________________                Name:_________________________

    Title:________________________                Title:________________________




By: ______________________________            By: ______________________________

    Name:_______________________                  Name:_________________________

    Title:______________________                  Title:________________________

                               AMENDED EXHIBIT "A"


        SCHEMATIC DRAWING SHOWING ORIGINAL PREMISES AND ADDITIONAL SPACE


                                [TO BE ATTACHED]